Exhibit 99.1

Ventas Reports 2018 Second Quarter Results

  Strong Earnings and Growth from High-Quality Portfolio
  Significant Enhancement of Financial Strength and Liquidity from Over $1.2 Billion in Year-To-Date Capital Recycling
  Company Receipt of Prepayment Fees on Debt Investments Positively Impacts Results
  Updates and Improves 2018 Guidance

CHICAGO--(BUSINESS WIRE)--July 27, 2018--Ventas, Inc. (NYSE: VTR) today announced its results for the second quarter ended June 30, 2018, including income from continuing operations per diluted common share of $0.37, normalized Funds From Operations (“FFO”) per diluted common share of $1.08 and reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), of $0.98.

“We delivered strong earnings and results in the second quarter, as we grew property cash flows in our high-quality, differentiated portfolio, executed on our strategic priorities and recycled capital from previous successful investments to significantly enhance our strong financial position and increase our liquidity,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “Our entire Ventas team remains sharply focused on delivering results and positioning the Company to extend its long track record of creating value for shareholders. Building on our achievements and strong performance year-to-date and our continued investment activity, we are pleased to again improve our full year 2018 expectations.”

Second Quarter Financial Performance

  Income from continuing operations per share was $0.37 compared to $0.42 in the same period in 2017. The change from the second quarter 2017 was mainly due to: the recognition of a previously disclosed $21 million, or $0.06 per share, non-cash expense related to the Company’s mutually beneficial agreements with Brookdale Senior Living (NYSE: BKD) in April 2018 (the “Brookdale Agreement”); and the cumulative impact of using the proceeds of asset divestitures and collection of loans receivable primarily to retire and reduce the Company’s debt balance. These impacts were partially offset by total property portfolio growth and the benefit of $27 million, or $0.08 per share, in prepayment fees (the “Ardent Prepayment Fee”) from the Ardent Loans (defined below).
  Normalized FFO per share grew 2 percent to $1.08 compared to the same period in 2017. The increase from the second quarter 2017 was principally due to the same items as described for income from continuing operations, excluding the impact of the non-cash expense related to the Brookdale Agreement.
  NAREIT FFO per share was $0.98 compared to $1.04 in the same period in 2017. The change from the second quarter 2017 was driven primarily by the same items as described for income from continuing operations.

Second Quarter 2018 Portfolio Performance

  For the second quarter 2018, the Company’s same-store total property portfolio (1,057 assets) cash NOI grew 1.3 percent compared to the same period in 2017. Same-store cash NOI growth for the total portfolio and by segment follows:
Same-Store Cash NOI
Q2 2018
Reported Growth

Triple-Net (“NNN”)	4.9%
Seniors Housing Operating Portfolio (“SHOP”)	(3.1%)
Office	1.4%
Total Company	1.3%

  The year-over-year changes in the Company’s quarterly same-store property results were driven by:
    In the NNN portfolio, growth was due largely to in-place lease escalations and the benefit of $2.5 million in cash fees from the Brookdale Agreement.
    For SHOP, performance was impacted by an expected sequential increase in openings of new communities in the second quarter in select Ventas markets.
    Office portfolio growth was principally due to strong medical office building (“MOB”) in-place lease escalations and tenant retention in addition to excellent performance from Ventas’s university-based life science properties.

Second Quarter 2018 and Recent Highlights

  Advancing Ventas’s Attractive Office Portfolio
    University-Based Life Science: The Company made further advancements in its leading university-based life science development business, which continues to have a robust pipeline, including:
      Ventas opened its $47 million development in an established innovation hub at its Washington University in St. Louis life science campus. The project is already 77 percent leased and is expected to be 90 percent leased by year end.
      The Company’s $161 million 3675 Market Street development at its University of Pennsylvania life science campus is over 50 percent leased and, with strong pre-leasing activity, is expected to be 70 percent leased by the time of its anticipated opening in late 2018.
      Ventas’s $62 million Brown research and development project at Brown University, which is expected to open in 2019, is currently 80 percent leased.
    Medical Office Building: The Company’s $166 million “trophy” MOB development attached to Sutter Health’s (AA-; Standard & Poor’s) new flagship hospital in downtown San Francisco is currently 82 percent leased, an improvement from 52 percent as of the first quarter 2018, and is anticipated to open in 2019.
  Continued Capital Allocation Success
    Ventas sold properties and received final repayments on loans receivable for proceeds of approximately $950 million during and immediately following the quarter, which were principally used to retire indebtedness. Proceeds were mostly comprised of the receipt of $713 million in principal repayments from a $700 million term loan and revolving credit facility (the “Ardent Loans”) the Company made to Ardent Health Services (“Ardent”). Year-to-date 2018 proceeds from capital recycling exceed $1.2 billion.
    The Company invested nearly $300 million in the second quarter, including its $200 million purchase of 9.75 percent senior unsecured notes issued by Ardent and over $80 million in funding for development and redevelopment projects currently underway.
    In addition, Ventas made new commitments of approximately $50 million for development and redevelopment projects in its office, seniors housing and health system portfolios.

  Significant Enhancement of Financial Strength and Liquidity
    The Company’s financial strength and flexibility were robust at quarter end, including a 0.2x sequential improvement in its net debt to Adjusted Pro Forma EBITDA ratio to 5.3x, fixed charge coverage of 4.5x and total liquidity exceeding $3.1 billion.
    Ventas has reduced its net debt by nearly $1 billion since December 31, 2017, and the Company’s total indebtedness to gross asset value of 36 percent at quarter end represented a 2-percentage point improvement since year-end 2017.
    The Company’s second quarter 2018 net cash provided by operating activities grew 7 percent to over $400 million compared to the same period in 2017.
    In July, Ventas lengthened its debt maturity profile and improved its pricing by renewing and extending its $900 million term loan from 2020 to 2023 and 2024. The Company has refinanced or repaid $2.5 billion in debt since December 31, 2017.
  Key Operator Updates
    Ventas’s leading health system operator, Ardent, completed its strategic recapitalization in the second quarter 2018 to streamline its capital structure, increase its cash flow and position its platform for future success.
    Kindred Healthcare, Inc.’s “go private” transaction with TPG, Welsh, Carson, Anderson & Stowe and Humana (NYSE: HUM) was completed in July, which created a separate, operationally focused and financially strong company (“Kindred Healthcare”) that will continue to operate most of Ventas’s long-term acute care and inpatient rehabilitation facilities. Ventas received $12 million, or $0.03 per share, in fees (the “Kindred Merger Fee”) in connection with the transaction in the third quarter.
  Industry Leadership: Ms. Cafaro was elected Chair of The Real Estate Roundtable for its fiscal year beginning July 1, 2018. The Real Estate Roundtable is a public policy organization that brings together leaders of the nation’s top real estate ownership, development, lending and management firms to address key national policy issues relating to real estate and the overall economy.

Updated and Improved 2018 Guidance

Ventas updated and improved its 2018 normalized FFO per share and same-store cash NOI growth expectations in addition to updating its outlook for NAREIT FFO and income from continuing operations per share. The Company’s current guidance ranges are as follows:

	FY 2018 Guidance
	07/27/2018 Range
	Low		High

Income from Cont. Ops	$1.21	─	$1.24
NAREIT FFO	$3.76	─	$3.82
Normalized FFO	$4.02	─	$4.07

	FY 2018 Projected Same-Store
	Cash NOI Growth
	07/27/2018 Range
	Low		High

NNN	2.5%	─	3%
SHOP	(3%)	─	(1%)
Office	1.75%	─	2.75%
Total Company	0.75%	─	1.5%

The Company’s updated and improved normalized FFO per share guidance range and implied second half 2018 normalized FFO per share of approximately $1.91 at the midpoint includes the following impacts, which were also incorporated in the Company’s previously disclosed guidance: (i) expected receipt of approximately $1.3 billion in proceeds for the full year 2018 from asset dispositions and receipt of principal repayments on loan investments at a GAAP rate of approximately 8.5 percent, which have been substantially completed to date and the proceeds of which have been used principally to retire indebtedness; (ii) receipt of the Ardent Prepayment Fee in the second quarter 2018 and the Kindred Merger Fee in the third quarter 2018; and (iii) expected proactive debt refinancing with longer-duration debt of $1.5 billion for the full year 2018.

The Company’s guidance does not include new unannounced acquisitions. Guidance includes the funding of $400 million for the full year 2018 in high-quality development and redevelopment projects, mostly in Ventas’s attractive office portfolio.

No equity issuance is included in guidance. The 2018 outlook assumes 359 million weighted average fully-diluted shares. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Second Quarter 2018 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 7465387, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2017 and for the year ending December 31, 2018; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017

Assets
Real estate investments:
Land and improvements	$2,124,231	$2,135,662	$2,151,386	$2,124,979	$2,121,457
Buildings and improvements	22,065,202	22,078,454	22,216,942	21,975,507	21,866,913
Construction in progress	408,313	380,064	344,151	306,179	281,236
Acquired lease intangibles	1,510,698	1,532,223	1,548,074	1,546,555	1,544,252
	26,108,444	26,126,403	26,260,553	25,953,220	25,813,858
Accumulated depreciation and amortization	(5,972,774)	(5,789,422)	(5,638,099)	(5,455,389)	(5,241,197)
Net real estate property	20,135,670	20,336,981	20,622,454	20,497,831	20,572,661
Secured loans receivable and investments, net	526,553	1,212,519	1,346,359	1,352,434	1,395,404
Investments in unconsolidated real estate entities	101,490	102,544	123,639	117,185	119,794
Net real estate investments	20,763,713	21,652,044	22,092,452	21,967,450	22,087,859
Cash and cash equivalents	93,684	92,543	81,355	85,063	103,353
Escrow deposits and restricted cash	64,419	71,039	106,898	76,522	68,343
Goodwill	1,034,274	1,035,248	1,034,644	1,034,500	1,034,057
Assets held for sale	15,567	62,534	65,413	35,200	55,555
Other assets	727,477	580,102	573,779	541,060	506,591
Total assets	$22,699,134	$23,493,510	$23,954,541	$23,739,795	$23,855,758

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,402,897	$11,039,812	$11,276,062	$11,424,145	$11,907,997
Accrued interest	93,112	77,764	93,958	95,684	87,248
Accounts payable and other liabilities	1,133,902	1,134,570	1,183,489	944,438	930,167
Liabilities related to assets held for sale	896	60,023	60,265	9,199	9,218
Deferred income taxes	240,941	244,742	250,092	296,272	296,822
Total liabilities	11,871,748	12,556,911	12,863,866	12,769,738	13,231,452

Redeemable OP Unitholder and noncontrolling interests	149,817	132,555	158,490	171,813	182,154

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,412; 356,317; 356,187; 356,163; and 356,134 shares issued at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively	89,085	89,062	89,029	89,023	89,016
Capital in excess of par value	13,068,399	13,080,220	13,053,057	13,034,527	13,019,023
Accumulated other comprehensive loss	(10,861)	(14,474)	(35,120)	(40,780)	(45,035)
Retained earnings (deficit)	(2,529,102)	(2,413,440)	(2,240,698)	(2,351,430)	(2,688,946)
Treasury stock, 11; 11; 1; 0; and 0 shares at June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively	(573)	(553)	(42)	—	—
Total Ventas stockholders' equity	10,616,948	10,740,815	10,866,226	10,731,340	10,374,058
Noncontrolling interests	60,621	63,229	65,959	66,904	68,094
Total equity	10,677,569	10,804,044	10,932,185	10,798,244	10,442,152
Total liabilities and equity	$22,699,134	$23,493,510	$23,954,541	$23,739,795	$23,855,758

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Rental income:
Triple-net leased	$167,870	$213,258	$358,511	$422,585
Office	192,392	186,240	386,560	372,135
	360,262	399,498	745,071	794,720
Resident fees and services	518,989	460,243	1,033,742	924,431
Office building and other services revenue	4,289	3,179	7,617	6,585
Income from loans and investments	56,417	32,368	87,598	52,514
Interest and other income	2,347	202	11,981	683
Total revenues	942,304	895,490	1,886,009	1,778,933
Expenses
Interest	113,029	113,572	224,392	222,376
Depreciation and amortization	223,634	224,108	456,784	441,891
Property-level operating expenses:
Senior living	361,112	308,625	713,332	620,698
Office	60,301	57,205	120,994	114,119
	421,413	365,830	834,326	734,817
Office building services costs	534	552	649	1,290
General, administrative and professional fees	36,656	33,282	73,830	67,243
(Gain) loss on extinguishment of debt, net	(93)	36	10,884	345
Merger-related expenses and deal costs	4,494	6,043	21,830	8,099
Other	3,527	1,848	6,647	3,036
Total expenses	803,194	745,271	1,629,342	1,479,097
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	139,110	150,219	256,667	299,836
(Loss) income from unconsolidated entities	(6,371)	(106)	(47,110)	3,044
Income tax benefit	734	2,159	3,976	5,304
Income from continuing operations	133,473	152,272	213,533	308,184
Discontinued operations	—	(23)	(10)	(76)
Gain on real estate dispositions	35,827	719	35,875	44,008
Net income	169,300	152,968	249,398	352,116
Net income attributable to noncontrolling interests	2,781	1,137	4,176	2,158
Net income attributable to common stockholders	$166,519	$151,831	$245,222	$349,958
Earnings per common share
Basic:
Income from continuing operations	$0.37	$0.43	$0.60	$0.87
Net income attributable to common stockholders	0.47	0.43	0.69	0.99
Diluted:
Income from continuing operations	$0.37	$0.42	$0.59	$0.86
Net income attributable to common stockholders	0.46	0.42	0.68	0.98

Weighted average shares used in computing earnings per common share
Basic	356,228	355,024	356,175	354,719
Diluted	359,000	358,311	358,931	357,919

Dividends declared per common share	$0.79	$0.775	$1.58	$1.55

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Revenues
Rental income:
Triple-net leased	$167,870	$190,641	$205,176	$212,370	$213,258
Office	192,392	194,168	191,826	189,506	186,240
	360,262	384,809	397,002	401,876	399,498
Resident fees and services	518,989	514,753	457,101	461,700	460,243
Office building and other services revenue	4,289	3,328	3,896	3,196	3,179
Income from loans and investments	56,417	31,181	32,109	32,985	32,368
Interest and other income	2,347	9,634	5,180	171	202
Total revenues	942,304	943,705	895,288	899,928	895,490

Expenses
Interest	113,029	111,363	111,951	113,869	113,572
Depreciation and amortization	223,634	233,150	232,650	213,407	224,108
Property-level operating expenses:
Senior living	361,112	352,220	313,769	315,598	308,625
Office	60,301	60,693	58,279	60,609	57,205
	421,413	412,913	372,048	376,207	365,830
Office building services costs	534	115	1,683	418	552
General, administrative and professional fees	36,656	37,174	34,930	33,317	33,282
(Gain) loss on extinguishment of debt, net	(93)	10,977	(102)	511	36
Merger-related expenses and deal costs	4,494	17,336	1,632	804	6,043
Other	3,527	3,120	3,986	13,030	1,848
Total expenses	803,194	826,148	758,778	751,563	745,271

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	139,110	117,557	136,510	148,365	150,219
(Loss) income from unconsolidated entities	(6,371)	(40,739)	(4,355)	750	(106)
Income tax benefit	734	3,242	46,680	7,815	2,159
Income from continuing operations	133,473	80,060	178,835	156,930	152,272
Discontinued operations	—	(10)	(15)	(19)	(23)
Gain on real estate dispositions	35,827	48	214,985	458,280	719
Net income	169,300	80,098	393,805	615,191	152,968
Net income attributable to noncontrolling interests	2,781	1,395	1,251	1,233	1,137
Net income attributable to common stockholders	$166,519	$78,703	$392,554	$613,958	$151,831

Earnings per common share
Basic:
Income from continuing operations	$0.37	$0.22	$0.50	$0.44	$0.43
Net income attributable to common stockholders	0.47	0.22	1.10	1.72	0.43
Diluted:
Income from continuing operations	$0.37	$0.22	$0.50	$0.44	$0.42
Net income attributable to common stockholders	0.46	0.22	1.09	1.71	0.42

Weighted average shares used in computing earnings per common share
Basic	356,228	356,112	355,966	355,929	355,024
Diluted	359,000	358,853	359,184	359,333	358,311

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Six Months Ended
	June 30,
	2018	2017
Cash flows from operating activities:
Net income	$249,398	$352,116
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	456,784	441,891
Amortization of deferred revenue and lease intangibles, net	(23,837)	(10,849)
Other non-cash amortization	8,650	6,584
Stock-based compensation	14,273	13,396
Straight-lining of rental income, net	28,085	(11,155)
Loss on extinguishment of debt, net	10,884	345
Gain on real estate dispositions	(35,875)	(44,008)
Gain on real estate loan investments	(13,202)	(4)
Income tax benefit	(5,317)	(7,104)
Loss (income) from unconsolidated entities	47,110	(17)
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)
Distributions from unconsolidated entities	2,634	3,134
Other	1,124	1,348
Changes in operating assets and liabilities:
Decrease in other assets	12,776	16,079
(Decrease) increase in accrued interest	(1,504)	4,550
Decrease in accounts payable and other liabilities	(41,647)	(39,878)
Net cash provided by operating activities	710,336	723,401
Cash flows from investing activities:
Net investment in real estate property	(12,257)	(324,492)
Investment in loans receivable and other	(211,554)	(718,233)
Proceeds from real estate disposals	312,243	104,570
Proceeds from loans receivable	866,097	25,067
Development project expenditures	(155,682)	(143,269)
Capital expenditures	(42,029)	(55,952)
Distributions from unconsolidated entities	6,792	—
Investment in unconsolidated entities	(40,033)	(39,048)
Insurance proceeds for property damage claims	2,329	1,393
Net cash provided by (used in) investing activities	725,906	(1,149,964)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(197,726)	364,456
Proceeds from debt	750,316	1,028,509
Repayment of debt	(1,431,887)	(656,536)
Purchase of noncontrolling interests	(2,429)	(15,809)
Payment of deferred financing costs	(6,348)	(19,687)
Issuance of common stock, net	—	73,596
Cash distribution to common stockholders	(563,395)	(550,965)
Cash distribution to redeemable OP unitholders	(3,744)	(3,720)
Cash issued for redemption of OP and Class C Units	(975)	—
Contributions from noncontrolling interests	—	2,227
Distributions to noncontrolling interests	(7,808)	(4,156)
Other	(1,995)	9,702
Net cash (used in) provided by financing activities	(1,465,991)	227,617
Net decrease in cash, cash equivalents and restricted cash	(29,749)	(198,946)
Effect of foreign currency translation	(401)	3,288
Cash, cash equivalents and restricted cash at beginning of period	188,253	367,354
Cash, cash equivalents and restricted cash at end of period	$158,103	$171,696

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$28,916	$205,266
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	(84,995)
Other assets	4,112	(4,096)
Debt	—	64,629
Other liabilities	15,944	65,754
Deferred income tax liability	—	(16,180)
Noncontrolling interests	—	1,972
Equity issued for redemption of OP and Class C Units	266	22,359

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Cash flows from operating activities:
Net income	$169,300	$80,098	$393,805	$615,191	$152,968
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	223,634	233,150	232,650	213,407	224,108
Amortization of deferred revenue and lease intangibles, net	(19,972)	(3,865)	(4,254)	(5,434)	(5,834)
Other non-cash amortization	4,873	3,777	4,872	4,602	4,124
Stock-based compensation	7,149	7,124	6,620	6,527	6,695
Straight-lining of rental income, net	31,707	(3,622)	(5,750)	(6,229)	(5,778)
(Gain) loss on extinguishment of debt, net	(93)	10,977	(102)	511	36
Gain on real estate dispositions	(35,827)	(48)	(214,985)	(458,280)	(719)
(Gain) loss on real estate loan investments	(13,211)	9	—	(120)	(4)
Income tax benefit	(1,642)	(3,675)	(47,980)	(8,515)	(2,959)
Loss (income) from unconsolidated entities	6,371	40,739	4,355	(750)	106
Distributions from unconsolidated entities	1,245	1,389	767	775	754
Other	1,214	(90)	1,801	6,091	696
Changes in operating assets and liabilities:
Decrease (increase) in other assets	7,513	5,263	(7,670)	(37,691)	9,710
Increase (decrease) in accrued interest	15,020	(16,524)	(1,620)	8,138	9,291
Increase (decrease) in accounts payable and other liabilities	5,036	(46,683)	(15,982)	20,601	(15,607)
Net cash provided by operating activities	402,317	308,019	346,527	358,824	377,587
Cash flows from investing activities:
Net investment in real estate property	(807)	(11,450)	(318,193)	(21,999)	(40,655)
Investment in loans receivable and other	(207,173)	(4,381)	(14,086)	(15,800)	(16,875)
Proceeds from real estate disposals	136,873	175,370	245,121	510,183	19,570
Proceeds from loans receivable	723,003	143,094	16,736	59,294	21,704
Development project expenditures	(81,793)	(73,889)	(88,662)	(67,154)	(56,817)
Capital expenditures	(21,412)	(20,617)	(49,171)	(27,435)	(32,117)
Distributions from unconsolidated entities	6,792	—	353	5,816	—
Investment in unconsolidated entities	(932)	(39,101)	(18,821)	(3,351)	(12,108)
Insurance proceeds for property damage claims	802	1,527	26	—	—
Net cash provided by (used in) investing activities	555,353	170,553	(226,697)	439,554	(117,298)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(471,569)	273,843	45	20,282	341,634
Proceeds from debt	11,797	738,519	53,212	29,928	231,295
Repayment of debt	(214,769)	(1,217,118)	(143,559)	(568,989)	(636,040)
Purchase of noncontrolling interests	(2,429)	—	—	—	—
Payment of deferred financing costs	(30)	(6,318)	(871)	(6,739)	(13,303)
Issuance of common stock, net	—	—	—	—	73,596
Cash distribution to common stockholders	(281,760)	(281,635)	—	(276,320)	(275,597)
Cash distribution to redeemable OP unitholders	(1,886)	(1,858)	—	(1,957)	(1,827)
Cash issued for redemption of OP and Class C Units	(320)	(655)	—	—	—
Contributions from noncontrolling interests	—	—	—	2,175	125
Distributions to noncontrolling interests	(4,469)	(3,339)	(1,939)	(5,092)	(1,746)
Other	2,692	(4,687)	39	841	6,405
Net cash used in financing activities	(962,743)	(503,248)	(93,073)	(805,871)	(275,458)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,073)	(24,676)	26,757	(7,493)	(15,169)
Effect of foreign currency translation	(406)	5	(89)	(2,618)	3,406
Cash, cash equivalents and restricted cash at beginning of period	163,582	188,253	161,585	171,696	183,459
Cash, cash equivalents and restricted cash at end of period	$158,103	$163,582	$188,253	$161,585	$171,696

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$6	$28,910	$219,135	$1,505	$16,347
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	—	—	(201,753)	—	—
Other assets	—	4,112	1,830	(1,450)	(3,723)
Debt	—	—	10,602	—	12,167
Other liabilities	6	15,938	6,788	(1,664)	(2,922)
Deferred income tax liability	—	—	1,247	64	3,384
Noncontrolling interests	—	—	575	1,655	(5)
Equity issued for redemption of OP and Class C Units	—	266	1,308	335	288

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

								YOY
	2017				2018			Growth
	Q2	Q3	Q4	FY	Q1	Q2	YTD	'17-'18
Income from continuing operations	$152,272	$156,930	$178,835	$643,949	$80,060	$133,473	$213,533	(12%)
Income from continuing operations per share	$0.42	$0.44	$0.50	$1.80	$0.22	$0.37	$0.59	(12%)
Discontinued operations	(23)	(19)	(15)	(110)	(10)	—	(10)
Gain on real estate dispositions	719	458,280	214,985	717,273	48	35,827	35,875
Net income	152,968	615,191	393,805	1,361,112	80,098	169,300	249,398
Net income attributable to noncontrolling interests	1,137	1,233	1,251	4,642	1,395	2,781	4,176
Net income attributable to common stockholders	$151,831	$613,958	$392,554	$1,356,470	$78,703	$166,519	$245,222	10%
Net income attributable to common stockholders per share	$0.42	$1.71	$1.09	$3.78	$0.22	$0.46	$0.68	10%
Adjustments:
Depreciation and amortization on real estate assets	222,347	211,784	230,996	881,088	231,495	222,092	453,587
Depreciation on real estate assets related to noncontrolling interests	(1,817)	(1,911)	(1,842)	(7,565)	(1,811)	(1,776)	(3,587)
Depreciation on real estate assets related to unconsolidated entities	1,458	855	731	4,231	1,030	302	1,332
Impairment on equity method investment	—	—	—	—	35,708	—	35,708
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	(3,027)	—	—	—
Gain on real estate dispositions	(719)	(458,280)	(214,985)	(717,273)	(48)	(35,827)	(35,875)
Gain on real estate dispositions related to noncontrolling interests	—	18	—	18	—	1,508	1,508
Gain on real estate dispositions related to unconsolidated entities	(82)	(986)	(12)	(1,057)	—	—	—
Subtotal: FFO add-backs	221,187	(248,520)	14,888	156,415	266,374	186,299	452,673
Subtotal: FFO add-backs per share	$0.62	$(0.69)	$0.04	$0.44	$0.74	$0.52	$1.26
FFO (NAREIT) attributable to common stockholders	$373,018	$365,438	$407,442	$1,512,885	$345,077	$352,818	$697,895	(5%)
FFO (NAREIT) attributable to common stockholders per share	$1.04	$1.02	$1.13	$4.22	$0.96	$0.98	$1.94	(6%)

Adjustments:
Change in fair value of financial instruments	(153)	8	81	(41)	(91)	45	(46)
Non-cash income tax benefit	(2,959)	(8,515)	(6,768)	(22,387)	(3,675)	(1,642)	(5,317)
Impact of tax reform	—	—	(36,539)	(36,539)	—	—	—
Loss (gain) on extinguishment of debt, net	47	486	(97)	839	10,987	4,707	15,694
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(16)	(22)	(5)	(39)	4	—	4
Merger-related expenses, deal costs and re-audit costs	7,036	2,741	1,917	14,823	19,245	7,540	26,785
Amortization of other intangibles	365	328	327	1,458	328	190	518
Other items related to unconsolidated entities	280	1,207	1,489	3,188	2,847	878	3,725
Non-cash charges related to lease terminations	—	—	—	—	—	21,299	21,299
Non-cash impact of changes to equity plan	1,711	1,372	1,371	5,453	1,581	1,292	2,873
Natural disaster expenses (recoveries), net	—	9,810	1,791	11,601	(383)	79	(304)
Subtotal: normalized FFO add-backs	6,311	7,415	(36,433)	(21,644)	30,843	34,388	65,231
Subtotal: normalized FFO add-backs per share	$0.02	$0.02	$(0.10)	$(0.06)	$0.09	$0.10	$0.18
Normalized FFO attributable to common stockholders	$379,329	$372,853	$371,009	$1,491,241	$375,920	$387,206	$763,126	2%
Normalized FFO attributable to common stockholders per share	$1.06	$1.04	$1.03	$4.16	$1.05	$1.08	$2.13	2%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,834)	(5,434)	(4,254)	(20,537)	(3,865)	(2,992)	(6,857)
Other non-cash amortization, including fair market value of debt	4,124	4,602	4,872	16,058	3,777	4,873	8,650
Stock-based compensation	4,984	5,155	5,249	21,090	5,543	5,857	11,400
Straight-lining of rental income, net	(5,778)	(6,229)	(5,750)	(23,134)	(3,622)	(6,572)	(10,194)
Subtotal: non-cash items included in normalized FFO	(2,504)	(1,906)	117	(6,523)	1,833	1,166	2,999
Capital expenditures	(33,148)	(30,899)	(49,812)	(138,778)	(22,233)	(23,584)	(45,817)
Normalized FAD attributable to common stockholders	$343,677	$340,048	$321,314	$1,345,940	$355,520	$364,788	$720,308	6%
Merger-related expenses, deal costs and re-audit costs	(7,036)	(2,741)	(1,917)	(14,823)	(19,245)	(7,540)	(26,785)
Other items related to unconsolidated entities	(280)	(1,207)	(1,489)	(3,188)	(2,847)	(878)	(3,725)
FAD attributable to common stockholders	$336,361	$336,100	$317,908	$1,327,929	$333,428	$356,370	$689,798	6%
Weighted average diluted shares	358,311	359,333	359,184	358,566	358,853	359,000	358,931

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2018 - Guidance		FY2018 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$435	$447	$1.21	$1.24

Gain on Real Estate Dispositions	36	41	0.10	0.11
Other Adjustments [3]	(6)	(8)	(0.02)	(0.02)

Net Income Attributable to Common Stockholders	$465	$480	$1.29	$1.34

Depreciation and Amortization Adjustments	884	896	2.46	2.49
Gain on Real Estate Dispositions	(36)	(41)	(0.10)	(0.11)
Other Adjustments [3]	37	37	0.10	0.10

FFO (NAREIT) Attributable to Common Stockholders	$1,350	$1,372	$3.76	$3.82

Merger-Related Expenses, Deal Costs and Re-Audit Costs	44	39	0.12	0.11
Loss on Extinguishment of Debt, Net	55	65	0.15	0.18
Other Adjustments [3,4]	(5)	(14)	(0.01)	(0.04)

Normalized FFO Attributable to Common Stockholders	$1,444	$1,462	$4.02	$4.07
% Year-Over-Year Growth			(3%)	(2%)

Non-Cash Items Included in Normalized FFO	6	2
Capital Expenditures	(143)	(148)

Normalized FAD Attributable to Common Stockholders	$1,307	$1,316

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(44)	(39)
Other Adjustments [3]	(5)	(4)

FAD Attributable to Common Stockholders	$1,258	$1,273

Weighted Average Diluted Shares (in millions)	359	359

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

2 Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.

3 See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

4 Includes adjustments related to one-time write-offs of straight-line rent, market lease intangibles and deferred revenue, all related to the Brookdale Agreement.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended June 30, 2018, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For a reconciliation of net debt to Adjusted Pro Forma EBITDA for the quarter ended March 31, 2018, please refer to the reconciliation included in the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2018, which reconciliation is hereby incorporated by reference.

Income from continuing operations	$133,473
Discontinued operations	—
Gain on real estate dispositions	35,827
Net income	169,300
Net income attributable to noncontrolling interests	2,781
Net income attributable to common stockholders	166,519
Adjustments:
Interest	113,029
Gain on extinguishment of debt, net	(93)
Taxes (including tax amounts in general, administrative and professional fees)	181
Depreciation and amortization	223,634
Non-cash stock-based compensation expense	7,149
Merger-related expenses, deal costs and re-audit costs	6,232
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(1,567)
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	14,564
Gain on real estate dispositions	(35,827)
Unrealized foreign currency losses	335
Change in fair value of financial instruments	25
Non-cash charges related to lease terminations	21,299
Natural disaster expenses (recoveries), net	79
Adjusted EBITDA	515,559
Pro forma adjustments for current period activity	(33,470)
Adjusted Pro Forma EBITDA	$482,089

Adjusted Pro Forma EBITDA annualized	$1,928,356

As of June 30, 2018:
Total debt	$10,402,897
Cash	(93,684)
Restricted cash pertaining to debt	(26,960)
Consolidated joint venture partners’ share of debt	(110,580)
Ventas share of debt from unconsolidated entities	58,666
Net debt	$10,230,339

Net debt to Adjusted Pro Forma EBITDA	5.3	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period, and for office operations, redevelopment assets. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended June 30, 2018
Income from continuing operations					$133,473
Adjustments:
Interest and other income					(2,347)
Interest					113,029
Depreciation and amortization					223,634
General, administrative and professional fees					36,656
Gain on extinguishment of debt, net					(93)
Merger-related expenses and deal costs					4,494
Other					3,527
Loss from unconsolidated entities					6,371
Income tax benefit					(734)
Reported Segment NOI	$169,047	$157,877	$133,534	$57,552	518,010
Adjustments:
Modification fee	2,500	—	—	—	2,500
Normalizing adjustment for technology costs	—	284	—	—	284
NOI not included in same-store	(6,236)	(15,925)	(15,995)	—	(38,156)
Straight-lining of rental income	35,742	—	(4,035)	—	31,707
Non-cash rental income	(18,779)	—	(359)	—	(19,138)
Non-segment NOI	—	—	—	(57,552)	(57,552)
	13,227	(15,641)	(20,389)	(57,552)	(80,355)
Same-Store cash NOI (Constant Currency)	$182,274	$142,236	$113,145	$—	$437,655

Percentage increase	4.9%	(3.1)%	1.4%		1.3%

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended June 30, 2017
Income from continuing operations					$152,272
Adjustments:
Interest and other income					(202)
Interest					113,572
Depreciation and amortization					224,108
General, administrative and professional fees					33,282
Loss on extinguishment of debt, net					36
Merger-related expenses and deal costs					6,043
Other					1,848
Loss from unconsolidated entities					106
Income tax benefit					(2,159)
Reported Segment NOI	$214,383	$151,618	$130,331	$32,574	528,906
Adjustments:
Normalizing adjustment for technology costs	—	1,449	—	—	1,449
NOI not included in same-store	(34,929)	(7,021)	(13,932)	—	(55,882)
Straight-lining of rental income	(1,143)	—	(4,635)	—	(5,778)
Non-cash rental income	(4,842)	—	(160)	—	(5,002)
Non-segment NOI	—	—	—	(32,574)	(32,574)
NOI impact from change in FX	327	718	—	—	1,045
	(40,587)	(4,854)	(18,727)	(32,574)	(96,742)
Same-Store cash NOI (Constant Currency)	$173,796	$146,764	$111,604	$—	$432,164

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2018 - Guidance
	Tentative / Preliminary and Subject to Change
				Non-
	NNN	SHOP	Office	Segment	Total
High End
Income from Continuing Operations					$447
Depreciation and Amortization[3]					907
Interest Expense, G&A, Other Income and Expenses[4]					671
Reported Segment NOI[5]	$737	$631	$541	$117	2,025
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(32)	(66)	(85)	(117)	(301)
Same-Store Cash NOI[5]	705	566	456	—	1,725
Percentage Increase	3.0%	(1.0%)	2.75%	NM	1.5%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$702	$566	$456	$—	$1,722
Adjusted Percentage Increase	2.6%	(1.0%)	2.7%	NM	1.3%

Low End
Income from Continuing Operations					$435
Depreciation and Amortization[3]					896
Interest Expense, G&A, Other Income and Expenses[4]					676
Reported Segment NOI[5]	$734	$620	$537	$112	2,007
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(33)	(66)	(85)	(112)	(295)
Same-Store Cash NOI[5]	701	555	452	—	1,713
Percentage Increase	2.5%	(3.0%)	1.75%	NM	0.75%

Modification Fees	(3)	—	(0)	—	(3)
Adjusted Same-Store Cash NOI[5]	$698	$555	$451	$—	$1,710
Adjusted Percentage Increase	2.1%	(3.0%)	1.7%	NM	0.6%

Prior Year
Income from Continuing Operations					$644
Depreciation and Amortization[3]					888
Interest Expense, G&A, Other Income and Expenses[4]					550
Reported Segment NOI	$845	$593	$525	$119	2,082
Normalizing Adjustment for Technology Costs[6]	—	3	—	—	3
Non-Cash and Non-Same-Store Adjustments	(162)	(24)	(81)	(119)	(386)
NOI Impact from Change in FX	1	(0)	—	—	1
Same-Store Cash NOI	684	572	444	—	1,700
Modification Fees	—	—	—	—	—

Adjusted Same-Store Cash NOI	$684	$572	$444	$—	$1,700

	2018
GBP (£) to USD ($)	1.32
USD ($) to CAD (C$)	1.32

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

2 See tables titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended June 30, 2018 for a detailed breakout of adjustments for each respective category.

3 Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.

4 Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

5 Totals may not add across due to minor corporate-level adjustments and rounding.

6 Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS